UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

RetailMeNot, Inc. held its 2017 annual meeting of stockholders on April 27, 2017. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class I Directors

	Votes For	Votes Withheld	Broker Non-Votes	Applicable Percentages
C. Thomas Ball	33,829,064	1,483,950	6,337,889	95.8% FOR
Eric A. Korman	34,485,578	827,436	6,337,889	97.7% FOR

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017

Votes For	Votes Against	Votes Abstaining	Applicable Percentage
41,568,918	58,366	23,619	99.8% FOR

Proposal 3: Advisory vote to approve the compensation of named executive officers

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Applicable Percentage
35,177,794	131,229	3,991	6,337,889	99.6% FOR

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: April 27, 2017	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
Chief Legal Officer, General Counsel and Secretary